UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report :  May 22, 2013

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code:       (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

CTS Corporation, an Indiana corporation (the “Company”), held its Annual Meeting of Shareholders on May 22, 2013 (the “Annual Meeting”).  At the Annual Meeting, all proposals were approved.  The proposals below are described in more detail in the Company’s definitive proxy statement filed April 17, 2013 for the Annual Meeting.  The final results were as follows:

a)	The following individuals were nominated in 2013 to serve until the next Annual Meeting of Shareholders in 2014. All nominees were elected. The results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Walter S. Catlow	28,488,049	543,126	1,475,396
Lawrence J. Ciancia	28,492,667	538,508	1,475,396
Thomas G. Cody	28,488,470	542,705	1,475,396
Patricia K. Collawn	28,292,024	739,151	1,475,396
Michael A. Henning	28,459,576	571,599	1,475,396
Gordon Hunter	28,227,371	803,804	1,475,396
Diana M. Murphy	28,688,795	342,380	1,475,396
Kieran O’Sullivan	28,574,070	457,105	1,475,396
Robert A. Profusek	28,550,405	480,770	1,475,396

b)	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results were as follows:

For	Against	Abstained	Broker Non-Vote
28,573,015	354,381	103,779	1,475,396

c)	Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstained	Broker Non-Vote
30,147,281	340,967	18,323	------

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

                       /s/ John R. Dudek
              By:    John R. Dudek
    Vice President, General Counsel and
    Secretary

Date:  May 28, 2013